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AUTO TRADECENTER.COM, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS
YEAR ENDED MARCH 31, 1999

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                                                        COLUMN C ADDITIONS
                                                   -----------------------------
                                                                        (2) -
                                  COLUMN B -          (1) -          CHARGED TO
                                  BALANCE AT       CHARGED TO           OTHER          COLUMN D -       COLUMN E -
                                 BEGINNING OF       COSTS AND        ACCOUNTS -       DEDUCTIONS -    BALANCE AT END
COLUMN A - DESCRIPTION              PERIOD          EXPENSES          DESCRIBE          DESCRIBE         OF PERIOD

(a)      Allowance for
      doubtful accounts          $    -               90,055                 -                 -             90,055

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